Exhibit 10.2
NOTE

$550,000,000.00	November 17, 2006
     FOR VALUE RECEIVED, BMR-BLACKFAN CIRCLE LLC, a Delaware limited liability company (“Borrower”), promises to pay to the order of KeyBank National Association (“Lender”) the principal amount of Five Hundred Fifty Million and 00/100 Dollars ($550,000,000.00), or such lesser aggregate amount of Advances as may be made and outstanding pursuant to Lender’s Commitment under the Loan Agreement hereinafter described, payable as hereinafter set forth. Borrower promises to pay interest on the principal amount hereof remaining unpaid from time to time from the date hereof until the date of payment in full, payable as hereinafter set forth.
     Reference is made to the Secured Acquisition and Construction Loan Agreement of even date herewith among Borrower, KeyBank National Association as Administrative Agent, Lender and the other “Lenders” identified therein (as it may have been or may hereafter be amended, amended and restated, modified, supplemented or renewed from time to time, the “Loan Agreement”). Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings ascribed to those terms in the Loan Agreement. This is one of the Notes referred to in the Loan Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Loan Agreement. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.
     The principal indebtedness evidenced by this Note shall be payable and prepayable as provided in the Loan Agreement and in any event on the Maturity Date (which shall be November 16, 2009, subject to extension as provided in Section 2.6 of the Loan Agreement).
     Interest shall be payable on the outstanding daily unpaid principal amount of each Advance outstanding hereunder from the date such Advance was made until payment in full, and shall accrue and be payable at the rates and on the dates set forth in the Loan Agreement both before and after default and before and after maturity and judgment.
     The amount of each payment hereunder shall be made to Lender at Administrative Agent’s office (as designated by Administrative Agent from time to time), for the account of Lender, in Dollars and in immediately available funds not later than 2:00 p.m., Cleveland time, on the day of payment (which must be a Banking Day). All payments received after 2:00 p.m., Cleveland time, on any Banking Day, shall be deemed received on the next succeeding Banking Day. Lender shall keep a record of Advances made by it and payments of principal with respect to this Note, and such record shall be presumptive evidence of the principal amount owing under this Note, absent manifest error.
     Without limiting any applicable provisions of the Loan Agreement, Borrower hereby promises to pay all costs and expenses of any holder hereof incurred in collecting Borrower’s obligations hereunder or in enforcing or attempting to enforce any of holder’s rights hereunder, including reasonable attorneys’ fees, whether or not an action is filed in connection therewith.
     Borrower hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest, and any other notice or formality, to the fullest extent permitted by applicable Laws.
     Assignment of this Note is subject to the consent of certain parties pursuant to Section 18.8 of the Loan Agreement.
     This Note shall be delivered to and accepted by Lender in the State of New York, and shall be governed by, and construed and enforced in accordance with, the internal Laws thereof without regard to the choice of law provisions thereof.

“Borrower” BMR-BLACKFAN CIRCLE LLC, a Delaware limited liability company
By:	BioMed Realty, L.P., a Maryland limited partnership, its sole member

	By:	BioMed Realty Trust, Inc., its sole general partner

	By:	/s/ KENT GRIFFIN
	Name:	Kent Griffin
	Title:	Chief Financial Officer